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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                             -------------------


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                             PRISM SOFTWARE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



               DELAWARE                                   95-2621719
 ----------------------------------------             -------------------
 (State of Incorporation or organization)               (IRS Employer
                                                      Identification No.)


  23696 BIRTCHER, LAKE FOREST, CALIFORNIA                   92630
 ----------------------------------------             -------------------
 (Address of principal executive offices)                 (Zip Code)

If this form relates to the                    If this Form relates to the
registration of a class of debt                registration of a class of debt
securities and is effective upon               securities and is to become
filing pursuant to General                     effective simultaneously with
Instruction A(c)(1) please check               the effectiveness of a concurrent
the following box.   [  ]                      registration statement under the
                                               Securities Act of 1933 pursuant
                                               to General Instruction A(c)(2)
                                               please check the following box.
                                               [  ]



      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

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
                TITLE OF EACH CLASS                                   NAME OF EACH EXCHANGE ON WHICH
                TO BE SO REGISTERED                                   EACH CLASS IS TO BE REGISTERED
                -------------------                                   ------------------------------
                        NONE                                                        NONE
                -------------------                                   -------------------------------


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:


                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of Class)



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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           The securities to be registered hereunder are the Common Stock, par value $.01 per share, of Prism Software Corporation, a Delaware corporation
(the "Registrant"). Subject to any special voting rights of the holders of Preferred Stock, if any, holders of Common Stock of the Registrant are entitled to one vote per share on all matters to be voted upon by the Registrant's stockholders. Subject to preferences that may be applicable to the holders of the outstanding shares of Preferred Stock, if any, holders of Registrant's
Common Stock are entitled to receive such lawful dividends, if any, as may be declared from time to time by Registrant's Board of Directors. In the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of Registrant and subject to the rights of holders of outstanding shares of Preferred Stock, if any, the holders of shares of Common
Stock of Registrant shall be entitled to receive pro rata all of the remaining assets of Registrant, available for distribution to its stockholders. No redemption or sinking fund provisions are applicable to Registrant's Common
Stock. Incorporated herein by reference is the description of the Common Stock contained at page 62 in the disclosure set forth under the caption "DESCRIPTION
OF CAPITAL STOCK" on pages 62 through 68 of the Registrant's Registration
Statement on Form SB-2 , together with Exhibits thereto, filed with the Securities and Exchange Commission (the "Commission") on August 15, 1996 (SEC
File No. 333-5450- LA), as amended by Amendment No. 1 to Form SB-2 Registration
Statement filed with the Commission on September 27, 1996 (the "SB-2
Registration Statement"). The pages of the SB-2 Registration Statement referenced above are attached hereto as Exhibit 2.10 and incorporated herein by reference.

ITEM 2.    EXHIBITS.

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

      Exhibit    Description                                                                Page No.
      -------    -----------                                                                --------
        1        Specimen of Certificate representing Registrant's Common
                 Stock (incorporated herein by reference to Exhibit 4.1 to
                 the SB-2 Registration Statement).

        2.1 Registrant's Registration Statement on Form SB-2, together with exhibits thereto, filed under the Securities Act of 1933, as amended, as filed with the Commission on August 15, 1996 (File No. 333-5450-LA), as amended by Amendment
                 No. 1 to Form SB-2 Registration Statement filed with the
                 Commission on September 27, 1996 (the "SB-2 Registration
                 Statement").*

        2.2      Certificate of Incorporation of Registrant, as amended to date
                 (incorporated herein by reference to Exhibit 3.1 to the SB-2
                 Registration Statement).





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

      Exhibit             Description                                                       Page No.
      -------             -----------                                                       --------
        2.3      Bylaws of the Registrant, as currently in effect
                 (incorporated herein by reference to Exhibits 3.2
                 and 3.3 to the SB-2 Registration Statement).

        2.4 Form of Warrant (incorporated herein by reference to Exhibit 4.2 to the SB-2 Registration Statement).

        2.5 Debt Restructuring Agreement dated December 18, 1995 between the Registrant and Threshold Technology
                 Partners, L.P. ("Threshold") (incorporated herein by reference to Exhibit 10.9 to the SB-2 Registration
                 Statement).

        2.6 Convertible Promissory Note dated July 14, 1995, made to the order of Threshold in the principal amount of $250,000 (incorporated herein by reference to Exhibit
                 10.13 to the SB-2 Registration Statement).

        2.7 Convertible Promissory Note dated July 29, 1995, made to the order of Peach Tree Capital Partners, Limited
                 Partnership in the principal amount of $60,000
                 (incorporated herein by reference to Exhibit 10.14 to the SB-2 Registration Statement).

        2.8 Convertible Promissory Note dated July 29, 1995, made to the order of Northstar Capital Partners, Limited
                 Partnership in the principal amount of $40,000
                 (incorporated herein by reference to Exhibit 10.15 to the SB-2 Registration Statement).

        2.9      Letter Agreements dated March 13, 1996 and June 27,
                 1996, from the Registrant to Kennedy Capital
                 Management, Inc. and Third Century II, respectively, obligating the Registrant to issue to each of Monsanto Master Trust, Newell Co. and Third
                 Century II and additional 10% of their total common stock and warrants then owned for each month past
                 October 1, 1996 that a registration of such securities has not occurred (incorporated herein by reference to Exhibit 10.19 to the SB-2 Registration Statement).

       2.10      Pages 62 through 68 of the SB-2 Registration Statement.                        6
---------------





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           *     Incorporated herein by reference to Registrant's Registration
                 Statement on Form SB-2, together with the Exhibits thereto, filed under the Securities Act of 1933, as amended, as filed with the Commission on August 15, 1996 (File No. 333-5450-LA), as amended by Amendment No. 1 to Form SB-2 Registration Statement filed with the Commission on September 27, 1996.





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                                   SIGNATURE


           Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              PRISM SOFTWARE CORPORATION
                                              (Registrant)


Dated: November 11, 1996                      By:   /s/ E. TED DANIELS
                                                  -----------------------------
                                                        E. Ted Daniels,
                                                        President





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